EXHIBIT 4.1

DEMAND PROMISSORY NOTE

$1,685,193.09	Dated September 24, 2007 and effective as of August 10, 2007

FOR VALUE RECEIVED, PREFERRED INVESTMENT SOLUTIONS CORP., a Delaware corporation (the “Maker”) promises to pay, ON DEMAND, to the order of KENMAR GLOBAL TRUST, a Delaware business trust (the “Holder”) at 900 King Street, Suite 100, Rye Brook, New York 10573 or, at the Holder’s option, at such other place as may be designated from time to time by the Holder, the principal sum of One Million Six Hundred and Eighty-Five Thousand One Hundred Ninety-Three Dollars and Nine Cents ($1,685,193.09), together with accrued but unpaid interest on the principal owed to and including the date of such demand, in lawful money of the United States of America. The Maker shall pay the portion of principal demanded by Holder within five (5) business days of such demand. Any portion of the principal amount which has not been demanded by the Holder prior to August 31, 2009 shall be due and payable by the Maker, along with all accrued and unpaid interest thereon on August 31, 2009, unless Maker and Holder agree to an extension thereof.

The principal portion of this Note shall bear interest commencing on the date hereof and until the Note is paid in full at a fluctuating rate equal to the rate of interest per annum reported by the Wall Street Journal as the prime rate. Interest under this Note shall be calculated on the basis of a 360 day year for the actual number of days elapsed. Interest on this Note shall be payable on the outstanding principal amount of this Note monthly in arrears on the 1st day of each calendar month with the first interest payment made on October 1, 2007. In no event shall the interest charged hereunder exceed the maximum permitted by law.

If any payment of interest on this Note shall become due on a Saturday, Sunday or a public holiday under the laws of the State of New York or the United States of America, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

The Holder may prepay without premium or penalty of any kind the outstanding principal amount due under this Note, on any date prior to demand, provided, that such payment is accompanied by all accrued and unpaid interest on the principal so prepaid to and including the date of such prepayment.

All payments by the Maker of principal of, or interest on, any indebtedness evidenced by this Note shall be made free and clear of and without deduction for any setoff or counterclaims, or any taxes, fees or other charges of any nature whatsoever imposed by any taxing authorities.

No failure by the Holder hereof to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such Holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Holder hereof as herein specified are cumulative and not exclusive of any other rights or remedies which such Holder may otherwise have.

No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by the Maker and the Holder.

No delay on the part of the other Holder in exercising any rights shall operate as a waiver of such rights.

This Note is made in the State of New York and shall be governed by and construed in accordance with the laws of said State, without regard to conflict of laws principles.

This Note, together with the Purchase Agreement and the Security Agreement dated as of even date herewith by and between the Maker and Holder, are the entire and only agreements between the Maker and the Holder with respect to the subject matter hereof, and all oral representations, agreements and undertakings, previously or contemporaneously made, which are not set forth herein or therein, are superseded hereby and thereby. The provisions of this section shall survive any repayment of this Note.

The Maker hereby waives trial by jury in any action and/or proceeding arising on, out of or by reason of this Note, and further waives all rights of setoff and rights to interpose counterclaims or cross-claims in connection therewith.

As used herein, the term the “Holder” shall mean Kenmar Global Trust and each subsequent Holder of this Note, and its respective heirs and administrators. This Note shall bind the Maker and its successors and assigns, and shall inure to the benefit of and be enforceable by the Holder, from time to time, of this Note.

The undersigned agrees to pay all costs and expenses incurred by the Holder in enforcing or collecting on this Note, including, without limitation, attorneys’ fees and expenses.

This Note is subject to the terms of the Security Agreement, dated as of even date herewith, by and between the Holder and the Maker.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Maker has executed this Note as of the date first written above.

PREFERRED INVESTMENT SOLUTIONS CORP.

By:	/s/ Kenneth A. Shewer
	Name:	Kenneth A. Shewer
	Title:	Chairman